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                                                                      EXHIBIT D4

                               FORM OF STOCK POWER


     FOR VALUE RECEIVED,                            hereby sells, assigns and
transfers unto _________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_________________(____________) Shares of the common stock of Kaiser Aluminum Corporation standing in my name on the books of said Corporation represented by Certificate(s) No(s). ____________________ herewith, and do hereby irrevocably constitute and appoint _______________________________________________ attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Dated:
       ----------------------------    -----------------------------------------
                                       Authorized signature

                                      D4-1